UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 29, 2007

Anadys Pharmaceuticals, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50632	22-3193172
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3115 Merryfield Row, San Diego, California		92121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(858) 530-3600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 29, 2007, the Board of Directors of Anadys Pharmaceuticals, Inc. (the "Company") amended Article VII, Sections 33 and 35(a) of the Company’s Amended and Restated Bylaws (the "Bylaws"), effective immediately, to allow for the issuance of both certificated and uncertificated shares of the Company’s capital stock. Under recent amendments to Nasdaq Stock Market rules, issuers are required to be eligible for a direct registration system whereby shares are uncertificated and represented by electronic record. The changes to Sections 33 and 35(a) of the Company’s Bylaws are intended to satisfy this requirement.

The foregoing summary of the changes to the Company’s Bylaws is qualified in its entirety by reference to the text of the Bylaws, which is attached hereto as Exhibit 3.2 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

3.2 Amended and Restated Bylaws of Anadys Pharmaceuticals, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Anadys Pharmaceuticals, Inc.

December 5, 2007	By:	Elizabeth E. Reed

Name: Elizabeth E. Reed
Title: Vice President, Legal Affairs and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

3.2	Amended and Restated Bylaws of Anadys Pharmaceuticals, Inc.